                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

                            Catalina Lighting, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                            Catalina Lighting, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                            CATALINA LIGHTING, INC.


                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 15, 2001



     The Annual Meeting of Stockholders of Catalina Lighting, Inc., a Florida corporation (the "Company") will be held on June 15, 2001 at 9:00 a.m. local time at the Company's corporate office located at 18191 N.W. 68th Avenue, Miami, Florida 33015, for the following purposes:

     1. To elect six persons to the Company's Board of Directors to hold office until their respective terms of office shall expire and until their respective successors are duly elected and qualified;

     2. To ratify the appointment of Deloitte & Touche LLP, independent certified public accountants, as the Company's auditors for the year ending September 30, 2001; and

     3. To transact such other business as may properly come before the Annual Meeting of Stockholders and any and all adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on May 16, 2001 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders and at any adjournments or postponements thereof.

                              By order of the Board of Directors




                              /s/ David W. Sasnett


                              DAVID W. SASNETT, Secretary



Miami, Florida
May 22, 2001


     ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AT THEIR EARLIEST CONVENIENCE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY ATTEND THE MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

                            CATALINA LIGHTING, INC.
                            18191 N.W. 68TH AVENUE
                             MIAMI, FLORIDA 33015

                                PROXY STATEMENT

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 2001


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Catalina Lighting, Inc., a Florida corporation (the "Company"), of Proxies for use at the 2001 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's corporate office, 18191 N.W. 68th Avenue, Miami, Florida 33015, on June 15, 2001 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof.

     The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expense of transmitting copies of the proxy material to the beneficial owners of stock held in their names will be borne by the Company. Certain officers and regular employees of the Company or its subsidiaries, without additional expense, may use their personal efforts, by telephone or otherwise, to obtain proxies.

     The purpose of the Annual Meeting is to elect six persons to the Board of Directors, to ratify the appointment of auditors and to transact such other business as may properly come before the meeting.

     The Annual Report of the Company for the fiscal year ended September 30, 2000 accompanies this Proxy Statement.

     You are urged to date, sign and promptly mail the enclosed proxy in the enclosed addressed envelope, which requires no postage in the United States.


OUTSTANDING STOCK AND VOTING RIGHTS

     In accordance with the Bylaws of the Company, the Board of Directors of the Company (the "Board") has fixed the close of business on May 16, 2001 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only stockholders of record on that date will be entitled to vote. A stockholder who submits a proxy has the power to revoke it by notice of revocation directed to the proxy-holders or the Company at any time before it is voted. Proxies which are properly executed will be voted in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted for the election of the Directors nominated by the Board of Directors of the Company and for ratification of the appointment of auditors. Although a stockholder may have given a proxy, such stockholder may nevertheless attend the Annual Meeting, revoke the proxy before it is exercised and vote in person.

     Each share of the common stock of the Company, $.01 par value (the "Common Stock"), outstanding on the Record Date will be entitled to one vote on all matters. The six candidates for election as Directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The ratification of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting.

Because abstentions with respect to any matter other than the election of Directors are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal other than the election of Directors. Broker non-votes are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

     As of May 16, 2001, the Record Date, there were 7,357,880 issued and outstanding shares of the Common Stock. The holders of a majority of the shares of stock entitled to vote at any meeting of stockholders must be present in person or represented by proxy to constitute a quorum for the transaction of any business at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to the Company's Common Stock beneficially owned by those who were the beneficial owners of more than 5% of the Company's stock. Except as otherwise noted, beneficial ownership is as of May 16, 2001 and, other than as provided by community property and other such laws, consists of sole voting and investment power.


   Name and Address of                          Common Stock
    Beneficial Owner                          Beneficially Owned/1/                Percentage
------------------------------------       ---------------------------       -----------------------

Robert Hersh........................                 1,110,800/2/                        14.7%
18191 N.W. 68th Avenue
Miami, Florida 33015

Dean Rappaport......................                   890,100/3/                        11.8%
18191 N.W. 68th Avenue
Miami, Florida 33015

Heartland Advisors, Inc.............                   865,100/4/                        11.8%
789 North Water Street
Milwaukee, WI 53202

Nathan Katz.........................                   630,742/5/                         8.4%
55 Norfolk Avenue
Easton, MA

Lionheart Group, Inc................                   601,500/6/                         8.2%
36 East 22/nd/ Street, 7/th/ Floor
New York, NY 10003

Wai Check Lau.......................                   558,200/7/                         7.6%
6/F, Kenning Industrial Bldg.
19 Wang Hoi Road
Kowloon, Hong Kong

Dimensional Fund Advisors, Inc.                        491,800/8/                         6.7%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

     1. Includes shares which may be acquired pursuant to vested stock options and options which become exercisable through July 15, 2001 or shares for which the stockholder has the power to direct the vote. As of May 16, 2001, there were 7,357,880 shares outstanding.

     2. Includes 675,500 shares as to which voting power is shared (see note 7 below) and shares purchasable through the exercise of options as follows: 50,000 shares at $3.375 per share, 50,000 shares at $4.875 per share, 50,000 shares at $4.125 per share and 62,500 shares at $6.75 per share.

     3. Includes 675,500 shares as to which voting power is shared (see note 7 below) and 212,500 shares purchasable through the exercise of options at $2.4375 per share.

4. Based solely upon a Schedule 13G filed with the Securities and Exchange Commission as of December 31, 2000, 865,100 shares may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by (1) Heartland Advisors, Inc. by virtue of its investment discretion and in some cases voting power over client securities, which may be revoked; and (2) William J. Nasgovitz, as a result of his position with and stock ownership of Heartland which could be deemed to confer upon him voting and/or investment power over the shares Heartland beneficially owns. Of these 865,100 shares, 710,000 shares also may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by Mr. Nasgovitz as a result of his position as an officer and director of Heartland Group, Inc. which could be deemed to confer upon him voting power over the shares Heartland Group beneficially owns.

5. Includes 162,500 shares purchasable through the exercise of options at $2.4375 per share.

6. Based solely on a Schedule 13D filed with the Securities and Exchange Commission on February 16, 2001.

7. Of the number of shares beneficially owned by Wai Check Lau, 477,500 shares are owned by Go-Gro Holdings Limited, which is owned by Wai Check Lau, 6,000 shares are owned by Amy Yuen Ying Lau Cheung, the wife of Wai Check Lau and 21,500 shares are owned jointly by Wai Check Lau and Amy Yuen Ying Lau Cheng. In July 1994, as part of Company's acquisition of Go-Gro Industries Limited ("Go-Gro"), Wai Check Lau and Amy Yuen Ying Lau Cheng each delivered an irrevocable proxy to Catalina Asia, a partnership controlled by the Company. Catalina Asia was dissolved in 2000 and its proxy transferred to Go-Gro. Go-Gro has a proxy to vote the 558,200 shares beneficially owned by Mr. Lau and an additional 117,300 shares of the Company also issued to previous stockholders of Go-Gro upon the acquisition. The 675,500 shares are voted at the direction of Messrs. Hersh and Rappaport, members of the Board of Directors of Go-Gro. Except as to such shared voting power, each of Messrs. Hersh and Rappaport disclaims beneficial ownership of such shares.

8. Based solely on a Schedule 13G filed with the Securities and Exchange Commission as of December 31, 2000, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager,. Dimensional possesses both voting and/or investment power over 491,800 shares of Catalina Lighting, Inc., stock as of December 31, 2000. The shares are owned by the Funds and Dimensional disclaims beneficial ownership of such securities.

  SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth, to the best knowledge of the Company, the shares of Common Stock beneficially owned at May 16, 2001 by each Director and Executive Officer and by all Directors and Executive Officers of the Company as a group.

                                                             Common Stock
          Name of Beneficial Owner                      Beneficially Owned/1/                  Percentage
   ---------------------------------------------      ---------------------------         ------------------

     Robert Hersh...............................                   1,110,800/2,8/                14.7%

     Ryan Burrow................................                      24,150/3,9/                   *

     Robert Lanzillotti.........................                       6,672/10/                    *

     Henry Latimer..............................                      17,945/4,9/                   *

     Jesse Luxton...............................                       3,450/9/                     *

     Howard Steinberg...........................                      23,450/9/                     *

     Brion Wise.................................                       3,450/9/                     *

     Dean Rappaport.............................                     890,100/5,8/                11.8%

     Nathan Katz................................                     630,742/6/                   8.4%

     David W. Sasnett ..........................                      46,666/7/                     *

     All Directors and Executive
     Officers of the Company and its
     subsidiaries as a group
     (10 persons)...............................                   2,081,925/8/                  26.0%

     * less than 1%
____________________________________________________________________________________________________________

1. Includes shares which may be acquired pursuant to vested stock options and options which become exercisable through July 15, 2001 or shares for which the stockholder has the power to direct the vote. As of May 16, 2001, there were 7,357,880 shares outstanding.

     2. Includes shares purchasable through the exercise of options as follows: 50,000 shares at $3.38 per share, 50,000 shares at $4.88 per share, 50,000 shares at $4.13 per share and 62,500 shares at $6.75 per share.

     3. Includes 500 shares owned by Mr. Burrow's wife and shares purchasable through the exercise of options as follows: 2,000 shares at $6.63 per share, 2,000 shares at $10.75 per share, 2,000 shares at $6.25 per share and 12,000 shares at $3.75 per share.

     4. Includes shares purchasable through the exercise of options as follows: 2,000 shares at $6.25 per share and 12,000 shares at $3.75 per share.

     5. Includes 212,500 shares purchasable through the exercise of options at $2.4375 per share.

     6. Includes 162,500 shares purchasable upon the exercise of options at $2.4375 per share.

     7. Includes shares purchasable through the exercise of options as follows: 4,666 shares at $4.00, 5,000 shares at $3.94 per share, 15,000 shares at $2.125 per share and 20,000 shares at $2.4375 per share.

     8. Includes 675,500 shares owned by previous shareholders of Go-Gro Industries Limited which Messrs. Hersh and Rappaport jointly have a power to vote pursuant to irrevocable proxies. Except as to such shared voting power, Messrs. Hersh and Rappaport disclaim beneficial ownership of these shares.

     9. Includes 1,672 shares and 1,778 shares received on May 9, 2000 and May 10, 1999, respectively, as annual retainer for serving on the Company's Board of Directors. The shares are restricted and vest after one year or on a prorata basis if the Director ceases to serve on the Board during the year.

     10. Includes 1,672 shares received on May 9, 2000 as annual retainer for serving on the Company's Board of Directors - see 9 above.


                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS


          Pursuant to its authority under the Company's Certificate of Incorporation and Bylaws, the Board of Directors has set the number of Directors on the Board at six. The Nominating Committee of the Board has recommended, and the Board of Directors has nominated, the six persons named below for election as Directors at the Annual Meeting. The six nominees currently serve as Directors and all of them, except for Mr. Hersh, are independent Directors, as defined by the NYSE and NASDAQ .

          The Bylaws of the Company provide that each Director is to hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal. Each of the Company's nominees has consented to being named as such in this proxy statement and to serve as a Director if elected. It is not expected that any of the following nominees will be unable to stand for election or be unable to serve if elected , except under the circumstances explained in the following paragraph. In the event that any nominee is unable to serve for any reason, the proxies will be voted at the discretion of the proxy-holders or the Board may choose to reduce the number of Directors.

     As previously disclosed, on April 5, 2001 the Company entered into definitive agreements with Sun Catalina Holdings LLC ("SCH"), an affiliate of Sun Capital Partners, Inc. (a merchant banking firm based in Boca Raton, Florida), which contemplate a junior capital infusion for the Company of $20.5 million. Under these agreements, the Company will receive a cash investment of $13 million from SCH in return for (i) 6 million shares of common stock; (ii) a secured subordinated promissory note in the principal amount of $10 million; and, (iii) a warrant to purchase additional shares of common stock. Assuming exercise of the warrant immediately after closing, SCH would own (including the 6 million shares) 52.5% of the Company's common stock. SCH also has the right under the agreements to appoint two-thirds of the Company's directors at closing. Although progress is continuing as of the date of this proxy statement toward completion of this transaction, there can be no assurance as to when or whether the proposed transaction with SCH will be consummated. If the transaction is consummated prior to the date of the Annual Meeting, the Annual Meeting may be delayed. If the transaction is consummated on or after the date of the Annual Meeting, some of the nominees named below may step down from the Board in order to accommodate SCH's appointees to the Board.

     The following table sets forth certain information with respect to the Company's nominees for Director.


NOMINEES OF THE COMPANY

                                                                                                                Director
          Name                       Age                        Position With the Company                        Since
-------------------------       -----------       ---------------------------------------------------       --------------
Robert Hersh                          54             Chairman, Chief Executive Officer, President,                  1988
                                                     Director

Robert Lanzillotti                    79             Director                                                       2000

Henry Latimer                         63             Director                                                       1996

Jesse Luxton                          58             Director                                                       1999

Howard Steinberg                      71             Director                                                       1999

Brion Wise                            55             Director                                                       1999


     Robert Hersh is a co-founder of the Company, has been the President and Chief Executive Officer of the Company since April 1991, Chairman of the Board since June 1991 and a Director of the Company since April 1988. Mr. Hersh served as the Executive Vice President of the Company from 1985 to April 1991 and as Secretary from June 1989 until June 1991.

     Robert Lanzillotti has been a Director of the Company since May 2000.
Mr. Lanzillotti has since 1986 held the positions of Dean Emeritus, Eminent Scholar, Emeritus and Professor, Emeritus of Economics at the University of Florida Graduate School of Business. From 1969 to 1986 Mr. Lanzillotti served as the Dean of the Graduate School of Business of the University of Florida. Mr. Lanzillotti has served as a consultant for a number of major corporations including General Electric, International Materials Corp., Hughes Helicopters, Jaguar Motor Company, Imperial Chemicals, Inc.; several large law firms in Washington, D.C., New York and Miami, a number of governmental entities including ten state Attorneys General, the

Federal Trade Commission, The United States Department of Justice, United Arab Emirates, U.S. Government Accounting Office, the U.S. Department of Commerce, and U.S. Census Bureau. Mr. Lanzillotti also received a Presidential appointment as a member of the United States Price Commission (1971-1973). Mr. Lazillotti has published extensive articles and books regarding economic analysis of industry and competition and has served as a Director of numerous public corporations including Florida Progress, Jim Walter, Talquin Corporation and Florida First Service Corporation. He holds Doctoral honorary degrees in Literature (University of Tampa, 1979) and in Science (Florida Institute of Technology, 1979). He is President of the International Schumpeter Society and is a member of the Antitrust Committee of the American Bar Association; honorary member of the Florida Council of 100; Phi Beta Kappa; Beta Gamma Sigma; Omicron Delta Kappa; Florida Blue Key (Distinguished Faculty); Who's Who in America; Who's Who in Mid-West; Who's Who in the South and Southwest; Who's Who in American Education; Who's Who in the World and American Men in Science.

     Henry Latimer has been a Director of the Company since February 1996. As of March 26, 2001, Mr. Latimer joined the law firm of Greenberg Taurig as a shareholder. From 1994 until March 2001, Mr. Latimer was partner in charge of the Ft. Lauderdale office of the law firm of Eckert, Seamans, Cherin & Mellott, a national law firm employing over 200 attorneys in nine cities. He is the Managing Partner of the Fort Lauderdale office and serves on the National Executive Committee and Compensation Committee of Eckert, Seamans, Cherin & Mellott. Mr. Latimer was formerly a partner with the law firm of Fine, Jacobson, Schwartz, Nash & Block from 1983 to 1994, served as a Circuit Court Judge in and for the Seventeenth Circuit, Broward County, Florida, from 1979 to 1983 and each year, was voted the most qualified Judge in that circuit by lawyers in that circuit. Mr. Latimer presently serves as a director of Boca Resorts, Inc., formerly Florida Panthers Holding, Inc., a company which owns luxury resort hotels with shares traded on the New York Stock Exchange under the symbol "RST". Mr. Latimer also serves on the Board of Trustees of the University of Miami and the Broward Partnership for the Homeless.

     Jesse Luxton has been a Director of the Company since May 1999. He has since 1997 served as a consultant to manufacturers and distributors of houseware consumer products on issues raised in exporting from Asia and importing and selling products in the U.S. From 1987 to 1997, Mr. Luxton served as a Director, the President and Chief Executive Officer of National Picture and Frame Company, a manufacturer of picture frames with annual sales of $73 million in 1997, whose shares were traded on the NASDAQ from 1993 until 1997 under the symbol "NPAF". Mr. Luxton serves on the Board of Directors of Glass Master Group, LLC, a company involved in automotive and commercial replacement glass, was a facilitator for the National Housewares Manufacturing Association and has extensive experience in sales to retailers such as mass merchants, home centers, hardware and specialty and warehouse clubs. Mr. Luxton serves on the marketing advisory board of International Resources, Inc., a company that designs, sources and markets Christmas collectibles to department and gift retailers and has served on the Board of the National Housewares Manufacturing Association and Southwest Texas State University Development Foundation. Mr. Luxton was also honored as a Distinguished Alumnus in 1998 from Southwest Texas State University.

     Howard Steinberg has been a Director of the Company since May 1999. He has since August 1997 served as Chief Executive Officer and Director of PGM Products, LLC, a supplier of wood products and ceramic tile to the country's major home centers. PGM Products is the successor to Ply*Gem Manufacturing, a division of PlyGem Industries, Inc., which was acquired by Nortek Industries in August 1997. From 1975 until 1997, Mr. Steinberg served as Chief Executive Officer of the Ply*Gem Manufacturing division of PlyGem Industries, Inc. From 1964 until 1975, he served as President and Chief Operating Officer of Ply*Gem Paneling Centers, a paneling retail division of Ply*Gem Industries, Inc. Mr. Steinberg is also the President and a Director of Acorn USA Holding LLC, a holding company owning a majority interest in PGM Products, and is also a member of the Board of Directors of the International Wood Products Association, which represents the wood industry on legislative and regulatory matters affecting imported wood products.

     Brion Wise has been a Director of the Company since May 1999. He is a founder and served as Chief Executive Officer and Chairman of the Board of Western Gas Resources ("WGR") from 1972 until 1999. He currently serves as Chairman of the Board of WGR. WGR is an independent gas gathering, processor, energy marketer, and oil and gas producer. Its shares are traded on the New York Stock Exchange under the symbol "WGR". Mr. Wise is also a Chemical Engineer. Prior to founding WGR, Mr. Wise worked as a gas processing engineer for Shell Oil Company.

   The Board of Directors recommends a vote IN FAVOR of the Company's nominees. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted IN FAVOR of each of the Company's nominees.

                              PROPOSAL NUMBER TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends that the stockholders ratify the appointment of Deloitte & Touche LLP, independent certified public accountants, as the Company's auditors for 2001. A representative of Deloitte & Touche LLP is expected to appear at the Annual Meeting to make a statement if he so desires and to be available to answer appropriate questions from stockholders.

     The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the current year. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

DISCLOSURE OF AUDITOR FEES

Audit Fees - The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $380,000.

All Other Fees - The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended September 30, 2000 were approximately $88,000. Such other fees include fees related to tax services and the audit of the Company's 401 (K) plan.

                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion of the conformity of our audited financials statements to generally accepted accounting principles, in this context, and in connection with the September 2000 financial statements, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by generally accepted auditing standards (SAS 61); (3) received and discussed a letter relating to the independence of Deloitte & Touche LLP, as required by rules promulgated by the Independence Standards Board; and (4) considered whether Deloitte & Touche LLP's provision of non-audit services to the Company is compatible with independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                     SUBMITTED BY THE AUDIT COMMITTEE

                                     Jesse Luxton, Chairman
                                     Robert Lanzillotti
                                     Brion Wise


OTHER MATTERS

     Management is not aware of any other business that may come before the Meeting. However, if additional matters properly come before the Meeting, proxies will be voted at the discretion of the proxy-holders.

MEETINGS AND COMMITTEES OF DIRECTORS

Board of Directors - Six meetings of the Board were held during the past fiscal year; in addition, the Directors acted through unanimous written consent on two occasions. During fiscal 2000, each Director attended at least 75% of the aggregate of the meetings of the Board held while he was a Director and the number of meetings held by all committees of the Board on which he served.

Compensation and Stock Option Committee - The Compensation and Stock Option Committee is responsible for developing the Company's Executive compensation strategy and for administering the policies and programs that implement this strategy. Since May 2000, the Committee has consisted of Messrs. Burrow, Steinberg and Lanzillotti, all of whom are independent Directors. During fiscal 2000, the Compensation and Stock Option Committee met one time.

Nominating Committee - The Nominating Committee recommends nominees to the Board of Directors. The Board will consider nominees recommended by stockholders of the Company if submitted to the Chairman of the Board in writing a sufficient time in advance of the Annual Meeting of Stockholders. Since May 2000, the Committee has consisted of Messrs. Latimer, Luxton and Wise. During fiscal 2000, the Nominating Committee met one time.

Audit Committee - The Audit Committee of the Board of Directors recommends a firm to be selected as the independent auditors to audit Catalina's financial statements and to perform other audit-related services. In addition, the Audit Committee reviews the scope and results of the audits that are conducted by the independent auditors, reviews interim and year-end results with management and
considers the adequacy of Catalina's internal accounting procedures.   Since May
2000, the Committee has consisted of Messrs. Luxton, Wise and Lanzillotti. The Committee has adopted a written charter which has been reviewed by the Board and is attached as appendix A. During fiscal 2000 the Audit Committee met one time.

COMPENSATION OF DIRECTORS

     Salaried employees of the Company do not receive any additional compensation for serving as a Director or Committee member. For 2000, non-employee Directors received an annual retainer of $14,000 payable $7,000 in cash and in the number of shares equal to $7,000 calculated on the basis of the fair market value of the Common Stock on the date of the Annual Meeting. The stock is restricted and vests after one year or on a pro rata basis if the
Director ceases to serve on the Board during the year.   Directors also receive
$1,000 per Board meeting and Committee meeting attended. Messrs. Burrow, Lanzilotti, Luxton, Steinberg and Wise are reimbursed for their travel expenses to the meetings.

EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company's Executive officers. Mr. Hersh's biography is set forth above under "Election of Directors."

        Name                   Age                Position With the Company
---------------------      ----------      -------------------------------------

Robert Hersh                    54         Chairman, Chief Executive Officer,
                                           President, Director

Dean Rappaport                  49         Executive Vice President, Chief
                                           Operating Officer

Nathan Katz                     45         Executive Vice President

David W. Sasnett                44         Senior Vice President, Chief
                                           Financial Officer, Treasurer and
                                           Secretary


     Dean Rappaport became an Executive Vice President of the Company in January 1988 and was a Director of the Company from April 1988 until May 1999. From January 1988 to November 1996 Mr. Rappaport was Chief Financial Officer and Treasurer of the Company. Mr. Rappaport became Chief Operating Officer of the Company in November 1996.

     Nathan Katz has been an Executive Vice President of the Company since October 1, 1993 and Chief Executive Officer of Catalina Industries (formerly known as Dana Lighting), a wholly-owned subsidiary of the Company, since August 1989. From October 1983 to August 1989, Mr. Katz was the Chief Executive Officer of Dana Imports, Inc., an importer of lamps located in Boston, Massachusetts.

     David W. Sasnett became a Vice President of the Company in November 1994. In January 2001, Mr. Sasnett became Treasurer and Secretary of the Company. In November 1997, he was promoted to Senior Vice President of the Company. In November 1996, Mr. Sasnett became the Chief Financial Officer of the Company. Prior to that time, he was the Company's Controller. From 1993 until he joined the Company, Mr. Sasnett was the Vice President - Finance of Hamilton Bank, N.A. and prior to 1993 was employed as a senior manager by the international accounting and consulting firm of Deloitte & Touche.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information about the compensation for services in all capacities of the Company's CEO and each of the other four most highly compensated Executive Officers of the Company serving as an Executive Officer as of the end of each of the fiscal years ended September 30, 2000, 1999 and 1998.

                           Summary Compensation Table

                                       Annual Compensation /1/
                                    -----------------------------
    Name and                                                              Long Term Compensation                 All Other
   Principal             Fiscal                                                  Awards                     Compensation ($) /4/
    Position              Year       Salary ($)     Bonus ($) /2/    Securities Underlying Options  /3/
------------------------------------------------------------------------------------------------------------------------------------
Robert Hersh              2000        329,815                -                                -                   3,200
   Chairman, CEO          1999        314,109          168,500                                -                   2,480
   and President          1998        299,151           26,190                                -                   1,600

Dean Rappaport            2000        296,832                -                                -                   3,200
   Executive              1999        282,697          168,500                          212,500 /6/               2,480
   Vice President,        1998        269,235           26,190                                -                  22,600 /9/
   Chief Operating
   Officer

Nathan Katz               2000        296,832                -                                -                   3,200
   Executive Vice         1999        282,697          168,500                          162,500 /6/               2,480
   President              1998        269,235           26,190                                -                  22,600 /9/

David W. Sasnett          2000        190,000           20,000                           15,000                   3,200
   Senior Vice            1999        169,100           20,000                           42,000 /7/               2,480
   President, Chief       1998        151,068           15,000                                -                   1,549
   Financial Officer

Thomas M. Bluth /5/       2000        160,000           10,000                           15,000                   3,200
   Senior Vice            1999        143,333           45,000                           32,500 /8/               2,241
   President,             1998        132,667           10,000                                                    1,340
   Treasurer,
   Secretary

--------------------------------------------------------------------------------

1. Perquisites and personal benefits furnished to the named Executive Officers do not meet the disclosure thresholds established under SEC regulations.
2. In accordance with their employment agreements, amounts for each of Messrs. Hersh, Rappaport and Katz were equal to 1.67% of consolidated pre-tax income for the respective fiscal years ended September 30, 1999 and 1998. There were no bonuses for fiscal 2000.
3.   Stock options vest annually in increments of one-third of the options
4. The amounts disclosed in this column for 2000 represent the Company's matching contributions to the Company's 401(k) plan. The amounts disclosed for 1999 and 1998 represent such contributions except for the amounts disclosed in 1998 for Messrs. Rappaport and Katz which included $1,600 for such contributions.
5. Mr. Bluth submitted his resignation from the Company effective December 15, 2000. Pursuant to an Agreement Mr. Bluth will provide consulting services to the Company through July 31, 2001.
6. Represents options granted in prior years which were repriced on December 11, 1998.
7. Includes 20,000 options granted in prior years which were repriced on December 11, 1998.
8. Includes 22,500 options granted in prior years which were repriced on December 11, 1998.
9. Include $21,000 in connection with the achievement of certain goals and the ongoing renegotiation of the executive's employment agreement with the Company.

OPTIONS GRANTED

     The following table shows all grants of options to the named Executive Officers of the Company during the fiscal year ended September 30, 2000. Pursuant to SEC rules, the table also shows the value of the options granted at the end of the option terms (ten years) if the price of the Company's stock was to appreciate annually by 5% and 10%, respectively. There is no assurance that such stock price will appreciate at the rates shown in the table.

                                              Option Grants in Fiscal Year 2000
                                                                                                           Potential Realizable
                                                                                                         Value at Assumed Annual
                                                                                                             Rates of Stock
                                                                                                         Appreciation for Option
                                                      Individual Grants                                      Term ($) /2/
                        -----------------------------------------------------------------------------    -----------------------
                                            % Total Options
                            Number of          Granted to
                           Underlying         Employees in      Exercise Price Per
Name                    Options Granted     Fiscal Year 2000      Share  ($)/1/       Expiration Date        5%            10%
-------------------     ---------------     ----------------    ------------------    ---------------    --------         ------
Robert Hersh                          -                    -                     -                  -           -              -

Dean Rappaport                        -                    -                     -                  -           -              -

Nathan Katz                           -                    -                     -                  -           -              -

David W. Sasnett                 15,000                 3.3%                3.9375           6/4/2010      37,144         94,130

Thomas M. Bluth                  15,000                 3.3%                3.9375           6/4/2010      37,144         94,130

1 Represents the fair market value of the common stock on the date of grant. For purposes of the option plan, fair market value is the closing market price of the common stock as reported on the New York Stock Exchange.

2 The amounts disclosed in these columns reflect appreciation of the Company's common stock price at the 5% and 10% rates dictated by the Securities and Exchange Commission. They are not necessarily reflective of expected appreciation or actual holding.

OPTION EXERCISES AND HOLDINGS

     The following table provides information as to options exercised by each of the named Executive Officers of the Company during the fiscal year ended September 30, 2000 and the value of options held by such officers at September 30, 2000 in terms of the closing price of the Company's stock on September 30, 2000.



                Aggregated Option Exercises in Fiscal Year 2000
                     and Fiscal Year End 2000 Option Values

                   Shares       Value              Number of Securities                       Value of
                  Acquired     Realized           Underlying Options at                In-the-Money Options at
     Name        on Exercise   ($) /1/              September 30, 2000                September 30, 2000 ($)/2/
----------------------------------------    --------------------------------    -----------------------------------
                                              Exercisable      Unexercisable       Exercisable        Unexercisable
                                            -------------    ---------------    ----------------    ---------------
Robert Hersh          45,000      90,000          212,500                  -               2,875                  -

Dean Rappaport        50,000     106,250          212,500                  -             212,500                  -


Nathan Katz           55,000     158,125          162,500                  -             162,500                  -


David W.                   -           -           27,333             29,667              26,563             13,125
 Sasnett


Thomas M. Bluth            -           -           25,833             21,667              22,500                  -

1 The value realized is computed by multiplying the difference between the exercise price of the stock option and the market price of the Common Stock on the date of exercise by the number of shares of Common Stock with respect to which the option was exercised.

2 Based on the closing price of the stock on September 30, 2000 $3.4375.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company entered into employment agreements with Robert Hersh, Dean Rappaport and Nathan Katz, which expire on September 30, 2001. Commencing October 1, 1993, Messrs. Hersh, Rappaport and Katz's base annual salaries were $246,112, $221,500 and $221,500, respectively, with annual increases of the greater of 5% or the percentage increases in the consumer price index published by the U.S. Department of Labor ("U.S. Consumer Price Index"). Messrs. Hersh and Rappaport each received options to purchase 50,000 shares of Common Stock during each of the fiscal years 1990 through 1993 under the terms of their respective contracts. Mr. Katz received options to purchase 50,000 shares of common stock in both 1992 and 1993. Messrs. Hersh, Rappaport and Katz each received options to purchase 62,500 shares of Common Stock during fiscal year 1995. No options were given during fiscal years 1994, 1996, 1997, 1998, 1999 and 2000. The aforementioned were issued under the Company's 1987 Stock Option and Stock Appreciation Rights Plan.

     In connection with the employment agreements of Messrs. Hersh, Rappaport and Katz, the Company agreed to fund a management bonus pool (the "Pool") with
5.0 % of the Company's consolidated pre-tax profits, at the end of each of the Company's fiscal years beginning with the year ending September 30, 1990 (Mr. Katz was entitled to participate in the bonus pool beginning October 1, 1993). Under the employment agreements described above, Messrs. Hersh, Rappaport and Katz were each entitled to one-third of the Pool. Bonuses were waived in 1990, no amounts were distributed in 1991 and 1997 due to pre-tax losses and amounts earned under the Pool in fiscal 1993, 1994, 1995, 1996, 1998, and 1999 totaled approximately $356,000, $461,000, $45,000, $131,000, $79,000 and $506,000,
respectively. In October 1999, the Company amended their employment agreements to eliminate the pool. No bonuses were paid in fiscal 2000. The Company anticipates establishing a new bonus arrangement with Messrs. Hersh, Rappaport and Katz for future fiscal years.

     The employment agreements with Messrs. Hersh, Rappaport and Katz each provide that, in the event that (i) there is an Acquisition of Control, and (ii) either the employee is employed by the Company on the 180/th/ day following the date on which the Acquisition of Control occurs, or the employee's employment with the Company is terminated either by the Company without Cause or by the employee with good reason within 180 days after the date on which the Acquisition of Control occurs then the Company shall pay to the employee an amount equal to three times the sum of the employee's salary for the then current fiscal year and the bonus payable to the employee for the fiscal year immediately preceding the current fiscal year. In addition, the Company shall continue to provide benefits to the employee for a three-year period. If the employee's employment with the Company terminates for any reason other than for cause within one year following an Acquisition of Control, then the employee shall have the option, for thirty days after the date of such termination of employment, to enter into a three-year consulting and non-competition agreement for $250,000 per year which shall take effect as of the date it is executed and delivered to the Company. Payments under the agreements by the Company after an Acquisition of Control are however, limited to the amount which would be deductible by the Company under the Internal Revenue Code of 1986, as amended. An Acquisition of Control is deemed to occur upon (i) the acquisition of 21% of the Company's voting power, (ii) the election of three or more directors without approval of the incumbent directors, as defined, within a twelve-month period, or (iii) the incumbent directors becoming less than a majority of the Board of Directors of the Company. The agreements also provide for payments of three times annual compensation if employment is terminated without cause by the Company or for good reason by the employee, and a lump sum payment equal to two times the employee's annual salary and two times the employee's annual benefits if the agreement is not renewed upon its expiration.

     Effective October 1, 2000, the Company entered into an employment agreement with David W. Sasnett that replaced his change in Control agreement with the Company. This agreement expires September 30, 2001 and provides for an annual salary of $210,000 and a severance payment equal to (i) the prorata portion of the employee's annual salary for the remainder of the agreement term plus an amount equal to the employee's annual salary and benefits if the employee is terminated without "cause", as defined in the agreement or (ii) the employee's annual salary and annual benefits if the agreement is not renewed upon its expiration. This employee agreement also provides for a lump sum payment equal to two times the sum of the employee's annual salary and annual benefits upon an "Acquisition of Control" of the Company, which is defined by the agreement as (i) the acquisition, without majority approval of the incumbent Board of Directors, of 20% or more of the combined voting power of the Company's outstanding common stock; (ii) the election of three or more directors of the Company within any twelve-month period without the approval of a majority of the then incumbent directors; or (iii) the incumbent directors ceasing at any time to constitute a majority of the Company's Board of Directors. If the employee's employment with the Company terminates for any reason other than for cause within one year following an Acquisition of Control, then the employee shall have the option, for thirty days after the date of such termination of employment, to enter into a two-year consulting and non-competition agreement for $50,000 per year which shall take effect as of the date it is executed and delivered to the Company.

     The Company pays its proportional share of a reverse split-dollar life insurance policy for Mr. Rappaport and Mr. Katz. In the event of the death of Mr. Rappaport or Mr. Katz during the term of their employment agreements, the Company would receive $1,000,000.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee is responsible for developing the Company's executive compensation strategy and for administering the policies and programs that implement this strategy. Since May 2000, the Committee has been composed of Ryan Burrow, Robert Lanzillotti and Howard Steinberg.

     The Committee is charged with reviewing and approving compensation of the Company's Executives each year. The Company's four most senior Executive Officers, including the Chief Executive Officer, are parties to employment agreements with the Company. Reference is made to "Employment contracts and Termination of Employment and Change-in-Control Arrangements" above for a discussion of the Company's employment and other agreements with its Executive Officers. In reviewing these Executives' compensation for 2000, the Committee subjectively determined that corporate and individual performance was adequately compensated under the terms of the Executive's employment agreements. Accordingly, the Executives' salaries and bonuses were established at the minimum level prescribed under such agreements, with bonuses being based upon the Company's profitability as measured by a percentage of pretax earnings and in certain cases the Company advancing amounts toward the cost of reverse split-dollar life insurance policies. The Executives also participated in the Company-wide 401(k) plan, under which the Company, subject to the statutory limits, matches 25% of an employee's contributions up to 1% of the employee's salary. For the Company's other Executive Officers, the Compensation Committee's determinations regarding base salary and cash bonuses are based upon the Committee's determinations regarding individual experience and capabilities, performance issues specific to the Executive's particular responsibilities, and salaries paid by other companies for comparable positions. Consistent with its policies for the Executive Officers with whom the Company has employment agreements and in order to assist in retaining key executives, in 2000 the Compensation Committee authorized the execution of change-in-control agreements with Executives who were not parties to employment agreements.

     The Compensation Committee did not grant any stock options or restricted stock to Executive Officers during fiscal 2000, other than 15,000 stock options granted to each of David W. Sasnett and Thomas M. Bluth. On December 11, 1998, the Compensation Committee approved the repricing of 1,074,733 options issued to employees (including the named Executive Officers). Mr. Hersh, Chairman, Chief Executive Officer and President declined to have his options re-priced.

     The compensation for Mr. Hersh for 2000 was determined in accordance with the provisions of his employment agreement entered into in August 1989, which provided for a base salary and a cash bonus based upon the Company's profitability as measured by 1.67% of pretax earnings (calculated prior to any bonus accruals). Mr. Hersh's did not receive a bonus in fiscal 2000. Mr. Hersh is not a beneficiary under Company sponsored reverse split-dollar life insurance policies such as those that cover certain other Executive Officers.

     The Revenue Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986 (the "Code"). Code Section 162(m) provides that compensation paid to a company's chief executive officer and the four other highest paid executive officers employed by the company at year-end will not be deductible by the company for federal income tax purpose to the extent such compensation individually exceeds $1 million. Code Section 162(m) excepts from this limitation certain "performance-based compensation."

     Although base salary and bonuses paid to the named Executive Officers have traditionally been well under $1 million, compensation from the exercise of stock options could potentially cause a named Executive Officer to have compensation in excess of $1 million. The Compensation Committee has not adopted a policy requiring that all compensation arrangements qualify for deductibility under Code Section 162(m), meaning thatoptions granted after April 10, 1997 may not be deductible if and to the extent their value ever causes one of the Company's Executives to receive more than $1 million in compensation during any one year. However, all options granted to the named executive officers prior to April 10, 1997, the date of the Company's 1997 Annual Meeting, are exempt from Code Section 162(m) under a "grandfather" provision.

                         SUBMITTED BY THE 2000 COMPENSATION AND STOCK
                         OPTION COMMITTEE


                         Ryan Burrow
                         Robert Lanzillotti
                         Howard Steinberg

PERFORMANCE GRAPHS

     The following line graph compares the cumulative total return of the Company's Common Stock to the total return index for the Standard & Poors 500 Index and a Peer Group Index of five stocks for the five year period from September 30, 1995 through September 30, 2000. The graph assumes $100 invested at the beginning of the period and reinvestment of dividends.

     The Peer Group consists of Applica Inc., formerly known as Windmere-Durable Holdings, Inc., Helen of Troy Corporation, Thomas Industries, Inc., Genlyte Group, Inc. and Craftmade International, Inc. The companies included as part of the Peer Group Index were selected on the basis of the similarity of such companies to the Company, considering such factors as products sold, sourcing of products, distribution channels and the industry within which such companies operate.

GRAPHIC OMITTED

                                          Cumulative Total Return
                                 -----------------------------------------
                                 9/95    9/96   9/97   9/98   9/99    9/00

CATALINA LIGHTING, INC.           100      71    110     43     79      65
PEER GROUP                        100     143    279    236    211     187
S&P 500                           100     120    169    184    236     267

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to a reorganization of the Company's executive management structure, Mr. William Stewart, an Executive Vice President, left the Company in December 1999. The Company agreed to settle its contractual employment obligation to Mr. Stewart for a payment of $788,000 in January 2000. Mr. Stewart will continue to provide consulting services under a three-year non-compete and consulting agreement for annual payments of $250,000 through December 2002. In January 2000, Mr. Stewart repaid his notes and advances from the Company amounting to approximately $65,000.

     The Company leased a facility located in Massachusetts from an entity in which an executive officer and a former officer had an ownership interest. The lease expired in June 1999. Rent expense related to this lease was approximately $99,000, $159,000, for the years ended September 30, 1999, 1998, respectively.

     The Company leases its Hong Kong office from a company owned by Wai Check Lau, a shareholder of the Company. The lease expires in 2004 but may be extended for an additional year. Rent expense related to this lease was approximately $255,000 for the years ended September 30, 2000, 1999 and 1998.

     During the years ended September 30, 2000, 1999 and 1998, Go-Gro, a wholly-owned subsidiary of the Company, purchased $2.7 million, $1.7 million and $1.0 million, respectively, in raw materials from an affiliate which is fifty percent owned by the Company and which includes Wai Check Lau, a shareholder of the Company, as one of its directors.

     Notes and advances receivable from Dean Rappaport totaled approximately $130,000 at March 31, 2001 and included a $100,000 note bearing interest at LIBOR plus 250 basis points, collateralized by stock option agreements to purchase 100,000 shares of the Company and maturing in December 2000. The Company is presently renegotiating the terms of this note receivable with Mr. Rappaport.

     Notes and advances receivable from Nathan Katz totaled approximately $85,000 at March 31, 2001 and included a $70,000 note bearing interest at LIBOR plus 250 basis points, collaterized by stock option agreements to purchase 50,000 shares of the Company and maturing in January 2001. The Company is presently renegotiating the terms of this note receivable with Mr. Katz.

STOCKHOLDER PROPOSALS

     Stockholder proposals which are requested to be included, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, in the proxy materials of the Company at its next Annual Meeting must be received by the Company no later than January 22, 2002 to be eligible for consideration. Such a proposal must comply with requirements as to form and substance established by applicable laws and regulations in order to be included in the proxy statement.

     Alternatively, under the Company's Bylaws, a proposal or nomination that the stockholder does not seek to include in the Company's proxy materials for the next Annual Meeting pursuant to Rule 14a-8 must be submitted in writing to the Secretary of the Company by February 24, 2002, unless the date of the next Annual Meeting changes by more than 40 days from the date of the 2001 Annual Meeting. If the date of the next Annual Meeting changes by more than 40 days from the date of the 2001 Annual Meeting, such proposal or nomination must be delivered no later than the close of business on the later of 120 days preceding the next Annual Meeting or 10 days after the public announcement of the date for the next Annual Meeting. The stockholder's submission must include certain specified information concerning the proposal or nominee, as the case may be and information as to the stockholder's ownership of the Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the next Annual Meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder.

                                                                      Appendix A


                            AUDIT COMMITTEE CHARTER

     The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

     In meeting its responsibilities, the audit committee will seek to achieve the following goals and objectives:

1. Provide an open avenue of communication between the independent accountants and the Board of Directors.

2.   Review and update the committee's charter annually.

3. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants.

4. Confirm and assure the independence of the independent accountants, including a review of management consulting services and related fees provided by the independent accountants.

5. Inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

6. Consider, in consultation with the independent accountants, the audit scope and plan of the independent accountants.

7. Consider with management and the independent accountants the rationale for employing audit firms, if any, other than the principal independent accountants.

8. Review with the independent accountants the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

9. Consider and review with the independent accountants and the Company's accounting personnel:

     1. The adequacy of the company's internal controls including computerized information system controls and security.

     2. Any related significant findings and recommendations of the independent accountants together with management's responses thereto.

10. Review with management and the independent accountants at the completion of the annual examination:

     1.   The company's annual financial statements and related footnotes.

     2. The independent accountants' audit of the financial statements and his or her report thereon.

     3. Any significant changes required in the independent accountants' audit plan.

     4. Any serious difficulties or disputes with management encountered during the course of the audit.

     5. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

11.  Consider and review with management:

     1. Significant findings during the year and management's responses thereto.

     2. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

     3.   Any changes required in the planned scope of their audit plan.

     4.   The internal auditing department staffing.

12. Review annual reports, quarterly reports, proxy materials with the SEC and Registration Statements prior to filing.

13. Review legal and regulatory matters and related company compliance policies that may have a material impact on the financial statements.

14. Meet with the independent accountants, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

15. Report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.

16. Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

17. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to recommend to the Board of Directors the retention of independent counsel and accountants to assist it in the conduct of any investigation.

18. The committee shall meet at least two times per year or more frequently as circumstances may require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

19. The committee will perform such other functions as assigned by the Board of Directors.

     The membership of the audit committee shall consist of at least two independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit committee members and the committee chairman shall be designated by the full Board of Directors upon the recommendation of the nominating committee.

     The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the Board of Directors.